UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2005

PILGRIM’S PRIDE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9273	75-1285071
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4845 US Highway 271 North
Pittsburg, Texas	75686-0093
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (903) 434-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 3, 2005, Pilgrim’s Pride Corporation entered into an Underwriting Agreement with Lehman Brothers Inc., as sole underwriter, relating to the offering of 15,443,054 shares of its common stock at a price to Pilgrim’s Pride of $33.86 per share. The offering of such shares was registered under the Securities Act of 1933 pursuant to Pilgrim’s Pride’s shelf registration statement. The issuance and sale of the shares is expected to close on August 9, 2005. The Underwriting Agreement is filed as an exhibit to this Current Report and incorporated herein by reference.

Also, on August 3, 2005, Pilgrim’s Pride Corporation entered into a Purchase and Amendment Agreement with ConAgra Foods, Inc., providing for the repurchase by Pilgrim’s Pride from ConAgra Foods, Inc. of an aggregate of 15,443,054 shares of Pilgrim’s Pride’s common stock at a price per share of $31.23735. The repurchase is scheduled to close promptly following the closing of the underwritten offering. There will be no increase in the total number of outstanding shares of common stock after giving effect to both the offering and such repurchase. A copy of the Purchase and Amendment Agreement is filed as an exhibit to the Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement dated August 3, 2005 between Pilgrim’s Pride Corporation and Lehman Brothers Inc.

5.1	Opinion of Baker & McKenzie LLP

10.1	Purchase and Amendment Agreement dated August 3, 2005 between Pilgrim’s Pride Corporation and ConAgra Foods, Inc.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date: August 4, 2005	By:	/s/ Richard A. Cogdill
Richard A. Cogdill Executive Vice President, Chief Financial Officer, Secretary and Treasurer

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Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement dated August 3, 2005 between Pilgrim’s Pride Corporation and Lehman Brothers Inc.

5.1	Opinion of Baker & McKenzie LLP

10.1	Purchase and Amendment Agreement dated August 3, 2005 between Pilgrim’s Pride Corporation and ConAgra Foods, Inc.

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